Exhibit 1.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [●], 2026, is between 707 Cayman Holdings Limited, a company incorporated under the laws of the Cayman Islands, with headquarters located at 5/F., AIA Financial Centre, 712 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong (the “Company”), and the investor as set forth on the signature page (each a “Buyer”).

WITNESSETH

WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Class A Ordinary Shares, the Common Warrant and Warrant Shares (each as defined below) of the Company pursuant to a registration statement on Form F-1 (File Number:333-[●]) (together with all the amendments and supplements, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on [●], 2026 and declared effective on [●], 2026 (the “Effective Date”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase (i) up to an aggregate of 1,000,000 of the Company’s Class A ordinary shares, US$0.24 par value per share (the “Class A Ordinary Shares”) and (ii) up to 4,000,000 common warrants (the “Common Warrants”) to purchase up to 4,000,000 Class A Ordinary Shares (“Warrant Shares”, together with the Class A Ordinary Shares , the “Securities”) for a total purchase price of up to $[●] (the “Purchase Price”) in the respective amounts set forth on each Buyer’s signature page hereof (the “Subscription Amount”). Each Class A Ordinary Share acquired shall come with four Common Warrants enabling holders of the common warrants, upon exercise, to acquire one Class A Ordinary Share at US$0.24 each.

WHEREAS, the Common Warrants delivered to the Buyers at the Closing in accordance with Section 1(c) hereof, which Common Warrants shall be exercisable immediately and have a term of exercise equal to three (3) years following its initial exercise date, in the form of Exhibit A-1 attached hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase of the Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at the Closing (as defined below) Securities in amounts corresponding with the Subscription Amount set forth on each Buyer’s the signature page hereof.

(b) Closing Dates. The date and time of the closing of the purchase of the Securities by the Buyer(s) (the “Closing”) shall be 10:00 a.m., New York time, within two (2) Business Days on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyer shall deliver to the Company such aggregate proceeds for the Class A Ordinary Shares to be issued and sold to such Buyer at such Closing, minus the fees to be paid directly from the proceeds of such Closing as set forth in a closing statement, and (ii) the Company shall issue and deliver to each Buyer, the number of Class A Ordinary Shares and four (4) Common Warrants registered in the name of such Buyer which such Buyer is purchasing at such Closing in amounts on such Buyer’s signature page hereof, duly executed on behalf of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer,(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer. The Buyer hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and the Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of the Buyer.

(e) Understandings or Arrangements. Such Buyer is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(f) Buyer Status. At the time such Buyer was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Common Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(g) Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h) Access to Information. Such Buyer acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the representations and warranties set forth below to The Buyer:

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

“Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Class A Ordinary Shares), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

“Transaction Documents” means, collectively, this Agreement, the Class A Ordinary Shares, the Common Warrants and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all pre-emptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Common Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized shares the maximum number of Class A Ordinary Shares issuable pursuant to this Agreement and the exercise of the Common Warrants.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the memorandum of association, articles of association or other organizational documents of the Company or any of its Subsidiaries, or any shares, capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Nasdaq (the “Principal Market”) and including all applicable laws, rules and regulations of the Cayman Islands) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Class A Ordinary Shares in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the shareholders of the Company or any other Person or Governmental Entity, and the Principal Market has completed its review of the related Listing of Additional Share form.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Equity Capitalization.

(i) Authorized and Outstanding Ordinary Shares. The Company’s authorized share capital is US$500,000 divided into 2,083,333 shares with a par value of US$0.24 each comprising of (a) 1,666,667 Class A Ordinary Shares with a par value of US$0.24 each and (b) 416,666 Class B Ordinary Shares with a par value of US$0.24 each. As of [(the date of the Prospectus) ●, 2026], there are 639,459 Class A Ordinary Shares and 32,525 Class B Ordinary Shares issued and outstanding.

(ii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable.

(g) Registration Statement and Prospectus. The Class A Ordinary Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on [●], 2026 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus, Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

4. COVENANTS.

(a) Reporting Status. The Company shall use its best efforts to file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b) Use of Proceeds. The Company shall use the proceeds from this offering for the purposes set forth in the Registration Statement and the Prospectus.

(c) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Class A Ordinary Shares (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Class A Ordinary Shares are then listed or designated for quotation (as the case may be, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Securities from time to time issuable under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Class A Ordinary Shares on an Eligible Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(e) Warrant Shares. If all or any portion of a Common Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Common Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Common Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Buyer to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Common Warrants.

(f) Reservation of Class A Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares for the purpose of enabling the Company to issue Class A Ordinary Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Common Warrants.

(g) Exercise Procedures. The form of Notice of Exercise included in the Common Warrants set forth the totality of the procedures required of the Buyers in order to exercise the Common Warrants. No additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Common Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Common Warrants. The Company shall honor exercises of the Common Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Class A Ordinary Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

6. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer such aggregate principal amount of Securities as set forth thereof.

(b) The Class A Ordinary Shares to be acquired and those to be issued upon the exercise of the Common Warrants (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(c) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

7. TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within ninety (90) days of the effectiveness of this registration statement, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Securities shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i)receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next-day international delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to: 707 Cayman Holdings Limited

5/F., AIA Financial Centre

712 Prince Edward Road East, San Po Kong,

Kowloon, Hong Kong

Telephone: +852 3471 8000

Email: elvis.cheung@707limited.com

If to a Buyer, to its address and e-mail address as set forth on the signature page hereof.

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and the irrespective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

707 Cayman Holdings Limited

By:
Name:	Cheung Lui
Title:	Executive Director and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above. (Amount of Subscription in USD) (Name of Buyer – Please type or print) (Signature and, if applicable, Office) (Address of Buyer) (City, State/Province, Zip code/Postal Code of Buyer) (Country of Buyer) (Email Address of Buyer)